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EXHIBIT 10.11

Confidential Treatment Requested

AMENDMENT TO
VR2 TECHNOLOGY LICENSE AGREEMENT

        THIS AMENDMENT TO VR2 TECHNOLOGY LICENSE AGREEMENT (this "Amendment") is made and entered into as of this 18th day of June 2002 (the "Amendment Effective Date"), by and between Overland Data, Inc., a California corporation, having a place of business at 4820 Overland Avenue, San Diego, CA 92123 ("Overland"), and Storage Technology Corp., a Delaware corporation, having a place of business at One Storage Tek Drive, Louisville, CO 80028 ("StorageTek").

RECITALS

        A. Overland and StorageTek are parties to that certain VR2 Technology License Agreement, dated effective as of April 27, 2000 (the "Original Agreement") and whereby, Overland granted a license to StorageTek with respect to the VR2 Intellectual Property, VR2 Intellectual Property Derivatives and know-how of the VR2 Core (as each such capitalized term is defined in the Original Agreement) to develop, make, use, sell and offer for sale tape drive products incorporating application specific integrated circuits embodying such VR2 Intellectual Property, VR2Intellectual Property Derivatives and know-how of the VR2 Core all as set forth in the Original Agreement.

        B. StorageTek and Overland have agreed to amend the Original Agreement in several respects and under the terms and conditions herein.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and other terms and conditions contained herein and for other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties agree as follows:

        1. Definitions. For purposes of this Amendment, any capitalized terms used herein will have the meanings ascribed to such terms or, if no meaning is ascribed herein, such capitalized terms will have the meanings ascribed in the Original Agreement.

        2. Delivery of ***. As soon after the completion of the third engineering deliverable set forth on Appendix 1 (acceptance of the Engineering Deliverable to documented specifications) as is reasonably practicable, Overland will deliver to StorageTek ***.

        3. Amendments to Original Agreement:

  (a)
  Amendment to Section 1.3. Section Section 1.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

    1.3 Core License. The term "Core License" means a *** to: (i) use the VR2 Intellectual Property solely for the purposes of designing, manufacturing and having manufactured VR2 Compliant Products; (ii) incorporate such VR2 Compliant Products solely into tape drives manufactured by or for StorageTek; (iii) promote, make, have made, copy, use, market, import, offer to sell, sell, and distribute such VR2 Compliant Products as a part of tape drives manufactured by or for StorageTek; (iv) excerpt, reproduce and distribute, subject to the confidentiality provisions of Article 5, the Documentation solely for the purpose of making such VR2 Compliant Products; and (v) use the Overland Mark in connection with the promotion, marketing, sale, offer for sale, or distribution of tape drives manufactured by or for StorageTek which contain the VR2 Compliant Products.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

  (b)
  Amendment to Section 1.11. Section 1.11 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

    1.11 VR2 Core. The term "VR2 Core" means the single Channel core with diversity as described and identified in the specification set forth in Exhibit A-1 excluding: (i) any analog to digital circuitry or any references thereto; and (ii) those items identified in Exhibit D hereto that do not constitute part of the VR2 Technology.

  (c)
  Amendment to Section 1.16. Section 1.16 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

    1.16 VR2 Technology. The term "VR2 Technology" means the VHDL Model and the data encoding and decoding channel technology for linear magnetic tape formats developed by Overland, as identified in Exhibit D hereto as ***, and includes solid state circuits embodied in semiconductor chips, associated specifications, designs, drawings, data, test qualification, and other documented technical and application information related thereto.

  (d)
  New Section 1.18. A new Section 1.18 is hereby added to the Original Agreement as follows:

    1.18 ***. The term "***" means ***.

  (e)
  Amendment to Section 4.2. Section 4.2 of the Original Agreement is hereby amended and supplemented by adding the following new paragraph:

    From the Amendment Effective Date until the completion of verification testing by Overland of the Implementation Compliant Core for use in a StorageTek tape drive ("Core Verification Date"), Overland will provide to StorageTek contract engineering services covering (a) modification of VR2 Core to support StorageTek NGD tape drive; (b) technical support to integrate and verify the VR2 Core with an ASIC vendor of StorageTek's choosing; (c) assistance with verification of the system design and Channel performance and (d) such other engineering services as the parties may mutually agree. As consideration for such contract engineering services, StorageTek will pay to Overland ***. In addition, StorageTek will also pay directly or reimburse ***. StorageTek will deliver the payments as set forth on the Schedule of Service Fee Payments attached as Appendix 1.

  (f)
  Amendment to Section 4.3. Section 4.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

    4.3 Royalty. In consideration for the Core License, for each VR2 Compliant Product sold by StorageTek as part of a tape drive, StorageTek shall pay to Overland a royalty amount for each Channel contained within such VR2 Compliant Product *** in accordance with the terms and conditions set forth in Exhibit B ***. StorageTek shall deliver such royalty payments to Overland not later than *** days after the end of each Quarter during the Term of this Agreement.

  (g)
  Amendment to Section 7.2. Section 7.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

    7.2 Indemnity by Overland. Overland will indemnify and hold harmless StorageTek and its directors, officers, employees, agents, successors and assigns from and against any and all liability, damages, losses, claims, demands, actions, judgments, costs, attorneys' fees, disbursements and expenses incurred in connection with any action, claim or demand against StorageTek by reason of injury to or death of any person or damage to or destruction of property or the environment arising out of or resulting from (a) any material breach of this Agreement by Overland, (b) any breach of any representations or warranties made by Overland in this Agreement, (c) any and all activities carried out by Overland pursuant to this

    Agreement, (d) the negligent, reckless or willful acts or omissions of Overland, its employees, subcontractors or agents in any and all activities carried out under this Agreement, or (e) infringement based on the making, using, selling or offering for sale of any VR2 Compliant Product manufactured by or for StorageTek, to the extent that such infringement relates specifically to the VR2 Core. Overland will not be responsible for any such losses, damages, liabilities, claims, actions, judgments, costs, demands, attorneys' fees, disbursements and expenses to the extent caused by the negligence or willful misconduct of StorageTek, its directors, officers or employees. If an action, claim or demand is filed against StorageTek for which Overland is to be responsible under this provision, StorageTek will promptly notify Overland in writing of such action, claim or demand. Upon receipt of such notice from StorageTek, if Overland acknowledges in writing to StorageTek that Overland is obligated to indemnify StorageTek under the terms of this Section 7.2 in connection with such action, claim or demand, then Overland will be entitled, if it so elects, to take control of the defense and investigation of such action, claim or demand and to employ and engage attorneys of its own choice to handle and defend the same at Overland's sole cost, risk and expense and StorageTek will thereafter cooperate in all reasonable respects with Overland and its attorneys in the investigation, trial and defense of such action, claim or demand and any appeal arising therefrom. StorageTek may also, through independent counsel and at its own cost, participate in such investigation, trial and defense of such action, claim or demand and any appeal arising therefrom. Overland may effect no settlement without the prior written approval of StorageTek, which approval will not be unreasonably withheld. If, due to a claim covered by clause (e) above, VR2Compliant Products manufactured, used or sold by or for StorageTek (i) are held by a court of competent jurisdiction, or in Overland's reasonable judgment may be held by such a court, to infringe or (ii) are subject to a valid court order enjoining their manufacture use or sale, or in Overland's reasonable judgment may be subject to such an order, Overland may in its sole discretion and at its expense, (a) replace or modify the VR2 Technology so that the VR2 Compliant Products will be non-infringing; (b) obtain a license for StorageTek to continue making, using, selling and distributing the VR2 Compliant Products; or (c) if non-infringing VR2 Compliant Products or a license cannot reasonably be obtained, Overland will notify StorageTek and allow StorageTek to negotiate its own license agreement with the party claiming the infringement ***. If StorageTek is unable to reach an agreement with the infringing party under this section (c) the parties may terminate licenses granted under this Agreement by mutual consent.

  (h)
  Amendment to Section 7.3. Section 7.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

    7.3 Liability for Injuries to Personnel. Each party will be solely responsible for, and will indemnify the other party against, all claims, losses, litigation, damages and expenses resulting from injuries to or the death of any of its personnel occurring while any such person is traveling to or from any of the other party's facilities, or is otherwise engaged in activities incident to this Agreement. Each party will obtain and maintain all necessary workers' compensation, liability as required by statute and other insurance covering any personnel of either such party while engaging in activities pursuant to this Agreement at the other party's premises and will name such other party as an additional, named insured on all such policies with minimum limits of ***.

  (i)
  Amendment to Section 8.5. Section 8.5 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

    8.5 Consequences of Termination. Upon termination or expiration of this Agreemen, StorageTek will immediately deliver to Overland all Overland Items, including any and all Confidential Information and other materials related to, embodying, or associated with, any of the Documentation, Functional Test Vectors, VR2 Intellectual Property, VR2 Intellectual Property Derivatives, VR2 Core, VR2 Technical Information, and/or VR2 Technology, made available to, or produced by, StorageTek pursuant to the terms of this Agreement. Any termination of this Agreement will not eliminate any liability arising out of the conduct prior to the actual date of termination, and either party may, following such termination, pursue such remedies as may be available with respect to such liabilities. In addition, the obligations of ***, will survive any termination of this Agreement. Within *** days after termination of this Agreement for any reason whatsoever, StorageTek will: (i) certify in writing to Overland that StorageTek has satisfied all of its obligations under this Section 8.5; (ii) fill all outstanding purchase orders for any product or device integrating the VR2 Compliant Product; and (iii) pay all accrued and unpaid royalties pursuant to Section 4.3. Immediately upon termination of this Agreement, StorageTek will not accept further purchase order of any VR2 Compliant Product and/or any product or device integrating any VR2 Compliant Product. In the event of a material breach of this Agreement by Overland, ***. In the event of Overland's bankruptcy, insolvency, inability to meet its obligations as they become due, general assignment for the benefit of creditors, petition, application for (with or without its consent) the appointment of a custodian, receiver, trustee in bankruptcy or similar officer for all or any substantial part of its business or assets, or if Overland avails itself or becomes subject to any proceeding under the Federal Bankruptcy Code or any similar state, federal or foreign statute relating to bankruptcy, insolvency, reorganization, receivership, arrangement, adjustment of debts, dissolution or liquidation, which proceeding is not dismissed within sixty (60) days of commencement thereof, ***.

  (j)
  Amendment to Section 11.2. Section 11.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

    11.2 Assignment. This Agreement will be binding upon all of each party's successors and assigns. Neither party may assign its rights or delegate its duties under this Agreement without the written consent of the other party; provided, however, that any party may assign its rights and delegate its duties, either in whole or in part, under this Agreement to any wholly owned or controlled affiliate, provided that such assignment includes an express assumption of the assignor's obligations hereunder; and, further provided, that the assignor will continue to be responsible, jointly and severally with the assignee, for its obligations, responsibilities and duties hereunder. The assigning party will give to the other party written notification of any such assignment. Any attempted assignment or delegation in contravention of this Section 11.2 will be void and of no effect. Notwithstanding the foregoing, either party will have the right to assign this Agreement as a part of the sale or transfer of all or substantially all of the party's business to which this Agreement relates.

  (k)
  Amendment to Section 11.3. Section 11.3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

    11.3 Notice. Except as otherwise provided in this Agreement, all notices will be deemed to have been duly given when made in writing and delivered in person, sent by electronic facsimile transmission with return acknowledgement, deposited in the United States Mail, postage prepaid, certified mail, return receipt requested or sent by a express courier service which provides documented delivery, and addressed as follows: (i) if to Overland, send to Overland Data, Inc., 4820 Overland Avenue, San Diego, CA 92123 Attention: Chief Financial Officer; and if to StorageTek, send to Storage Technology Corp., One Storage Tek Drive, Louisville, CO 80028, Attention: Software & Systems Strategic Alliances, Attention: Department Manager. The address to which notices or communications may be given by any party may be changed by written notice given by such party to the other pursuant to this Section 11.3.

        5. No Other Changes. Except as expressly provided in this Amendment, the Original Agreement remains un-amended and unmodified and in full force and effect.

        6. General. This Amendment contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, or representations between the parties with respect to the subject matter hereof, whether written or oral. This Amendment may be modified only by a subsequent written agreement signed by the parties. If any provision of this Amendment is held to be unenforceable, the remaining provisions will continue unaffected.

        7. Governing Law. This Amendment will be governed in all respects solely and exclusively by the laws of the State of California, U.S.A. without regard to conflict of law principles.

[ Remainder of Page Intentionally Left Blank ]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Overland Data, Inc.:		Storage Technology Corp.:
By:		By:
	Vernon A. LoForti Vice President and Chief Financial Officer		Chris Durkee Contracts Administrator Sr. Consultant

APPENDIX 1
SCHEDULE OF SERVICE FEE PAYMENTS

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EXHIBIT A-1

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH A *** AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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  EXHIBIT 10.11
  Confidential Treatment Requested
APPENDIX 1 SCHEDULE OF SERVICE FEE PAYMENTS
EXHIBIT A-1